INCORPORATED UNDER THE LAWS OF THE

STATE OF UTAH



VOID

COMMON STOCK

CUSIP NO. 54265M 10 8

LONG-E INTERNATIONAL, INC.

50,000,000 AUTHORIZED SHARES $.001 PAR VALUE

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of LONG-E INTERNATIONAL, INC. *Common Stock*

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED
COLONIAL STOCK TRANSFER
SALT LAKE CITY, UT 84111

By
TRANSFER AGENT AND REGISTRAR - AUTHORIZED SIGNATURE

SECRETARY

CORPORATE
Seal

PRESIDENT